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                                                                    EXHIBIT 10.f

                  AMENDMENT NO. 1 TO RECAPITALIZATION AGREEMENT

         THIS AMENDMENT NO. 1 to the Recapitalization Agreement dated as of August 1, 2000 (the "RECAPITALIZATION AGREEMENT") is made on October 23, 2000 by MascoTech, Inc., a Delaware corporation (the "COMPANY"), and Riverside Company LLC, a Delaware limited liability company ("MERGER SUBSIDIARY").

         WHEREAS, the Company and the Merger Subsidiary entered into a Recapitalization Agreement on August 1, 2000;

         WHEREAS, the Company and the Merger Subsidiary desire to amend the Recapitalization Agreement to reflect the changes set forth herein; and

         WHEREAS, the parties to the Exchange and Voting Agreement dated as of August 1, 2000 desire to amend the Exchange and Voting Agreement to reflect a change in (i) the timing of the exchange of shares of common stock, par value $1.00 per share, of the Company held by Masco Corporation, the Richard and Jane Manoogian Foundation and Richard A. Manoogian into Class A Preferred Stock and Class B Preferred Stock, as the case may be, and (ii) the terms of the stockholders agreement attached to the Exchange and Voting Agreement as Exhibit B (the "STOCKHOLDERS TERMS").

         NOW THEREFORE, the parties hereto hereby amend the Recapitalization Agreement as follows:

         SECTION 1.01. Exchange and Voting Agreement. Upon execution of Amendment No. 1 to the Exchange and Voting Agreement by each of the parties thereto, the Exchange and Voting Agreement attached to the Recapitalization Agreement as Exhibit A (including the form of Stockholders Terms attached thereto as an exhibit) shall be amended in accordance with such Amendment No. 1 to the Exchange and Voting Agreement.

         SECTION 1.02.  Definitions.  The definition of "ADJUSTMENT AMOUNT" in
Section 1.01 of the Recapitalization Agreement is amended and restated in its entirety to read as follows:

         "ADJUSTMENT AMOUNT" means an amount equal to the sum of:

         (i) an amount equal to the portion of proceeds (as defined herein) realized from all transfers, sales or dispositions (including as a result of any merger, consolidation, liquidation or winding-up of Saturn) of all or any part of


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the Saturn Equity Investment (the "SATURN SALES") that exceed $18 million and are less than or equal to $40 million (the "INITIAL ADJUSTMENT AMOUNT");

         (ii) an amount equal to the portion of the proceeds realized from Saturn Sales in excess of $55.7 million and less than or equal to $56.7 million;

         (iii) an amount equal to 60% of the portion of proceeds from Saturn Sales that exceeds $56.7 million;

         (iv) an amount equal to 60% of the portion of proceeds realized from the sales of Equity Investments that exceeds $125 million; and

         (v) an amount equal to 60% of any interest actually earned on proceeds referred to in clauses (i), (ii), (iii) and (iv) of this definition prior to payment of the Merger Consideration Adjustments and the Option Consideration Adjustments (clauses (ii), (iii), (iv) and (v), the "SUBSEQUENT ADJUSTMENT AMOUNT").

As used in this definition, proceeds means the cash proceeds after deducting all applicable out-of-pocket costs and expenses (including, without limitation, underwriting discounts, commissions and fees and financial advisory fees, but excluding taxes) directly incurred by the Company or the Surviving Corporation in connection with such transfers, sales or dispositions.

         SECTION 2.03. Restricted Stock Awards and Options. (a) Section 2.06(a) of the Recapitalization Agreement is amended by adding in the fourth line thereof the phrase ", on January 3, 2001 (or as soon as practicable thereafter)," prior to the phrase "holders of such options".

         (b) Section 2.06(b) of the Recapitalization Agreement is amended by replacing each reference to "anniversary date" with "vesting date".

         (c) Section 2.06(b)(2) of the Recapitalization Agreement is further amended by (i) deleting the words "on each anniversary of the Merger, commencing on the first anniversary of the Merger through the third anniversary of the Merger" and inserting in their place the words "on January 14, 2002, 2003 and 2004 (or if such date is not a Business Day, on the next succeeding Business
Day)", (ii) deleting the words "the first, second or third anniversary of the Effective Time" and inserting in their place the words "January 14, 2002, January 14, 2003 and January 14, 2004 (or if such date is not a Business Day, on the next succeeding Business Day)" and (iii) deleting the words "the first, second or third anniversary, as the case may be," and inserting in their place the words "January 14, 2002, January 14, 2003 and January 14, 2004, as the case may be (or if such date is not a Business Day, on the next succeeding Business
Day)".


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         SECTION 3.04. Dividends. Section 4.10(b) of the Recapitalization
Agreement is amended by deleting the parenthetical "(other than quarterly cash dividends on the Shares not in excess of $.08 per share per quarter and having customary record and payment dates)" and inserting in its place the parenthetical "(other than quarterly cash dividends on the Shares declared prior to August 1, 2000 and not in excess of $.08 per share per quarter and having customary record and payment dates)".

         SECTION 3.05. Conditions to Obligations. Section 9.01(f)(i) is amended by replacing (a) the number "$125.0 million" with the number "$123.8 million" and (b) deleting the parenthetical clause "(or, no less than $116.0 million in cash to the extent a right of first refusal process has not been completed prior to the Effective Time with respect to certain Equity Investments (but not by virtue of a refusal to consent to any such sale))".

         SECTION 3.06. Effect of Amendment; Governing Law. Except as expressly amended hereby, the Recapitalization Agreement shall remain unchanged. The Recapitalization Agreement, as amended hereby shall remain in full force and effect. The validity, construction and effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

         SECTION 3.07. Defined Terms. Capitalized terms used herein but not defined herein shall have the terms ascribed to them in the Recapitalization Agreement.

         SECTION 3.08. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                            MASCOTECH, INC.


                                            By: /s/ David B. Liner
                                                --------------------------------
                                                     Name: David B. Liner
                                                     Title: Vice President

                                            RIVERSIDE COMPANY LLC


                                            By: /s/ David A. Stockman
                                                --------------------------------
                                                   Name: David A. Stockman
                                                   Title: President






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                AMENDMENT NO. 1 TO EXCHANGE AND VOTING AGREEMENT

         THIS AMENDMENT NO. 1 to the Exchange and Voting Agreement dated as of August 1, 2000 (the "AGREEMENT") is made on October 23, 2000 by Riverside Company LLC, a Delaware limited liability company ("MERGER SUBSIDIARY"), Masco Corporation, a Delaware corporation (the "COMPANY SHAREHOLDER"), Richard and Jane Manoogian Foundation, a Michigan Non-Profit Corporation ("FS"), and Richard
A. Manoogian.

         WHEREAS, the Merger Subsidiary, Company Shareholder, FS and Mr. Manoogian entered into the Exchange and Voting Agreement on August 1, 2000;

         WHEREAS, the parties hereto desire to amend the Exchange and Voting Agreement to reflect a change in (i) the timing of the exchange of shares of common stock, par value $1.00 per share, of MascoTech, Inc. (the "COMPANY") held by Company Shareholder, FS and Mr. Manoogian into Class A Preferred Stock or Class B Preferred Stock, as the case may be, and (ii) the terms of the stockholders agreement attached to the Exchange and Voting Agreement as Exhibit B (the "STOCKHOLDERS TERMS"); and

         WHEREAS, the parties hereto desire to consent to the changes to the Recapitalization Agreement between the Company and the Merger Subsidiary (the "RECAPITALIZATION AGREEMENT") reflected in Amendment No. 1 to the
Recapitalization Agreement.

         NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

         SECTION 1.01. Exchange of Certain Shares Prior to the Merger. Section
4.1 of the Agreement is amended by replacing the words "No later than 1 Business Day prior to the scheduled Effective Time and otherwise at such time as the Company, Merger Subsidiary and the Shareholders shall agree" with "Immediately prior to the Effective Time".

         SECTION 1.02. Stockholders Agreement. Section 5 of the Stockholders Terms is amended by replacing it in its entirety with the following:

         "The Board of the Surviving Corporation will be designated by the Sponsor with the Company Shareholder having the right to designate one director. The size of the Board will be within Sponsor's sole discretion and the Sponsor will have the right to elect or to designate for election a majority of the Board of Directors of the Surviving Corporation. The Company



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         Shareholder's right to appoint directors will cease upon it (together with its Permitted Transferees) ceasing to own Shares (appropriately adjusted for stock splits, combinations, subdivisions and similar events ("Adjustments")) representing a majority of its initial position which will be determined, based upon its anticipated ownership at the time of Transactions without giving effect to any transfers of Company Common Stock made prior to the Transactions; provided that Company Shareholder will retain its rights for so long as the provisions of
         (1)(i) or (ii) of paragraph 13 would be applicable, whether or not prior to a public offering. The rights referred to in this paragraph are not assignable."

         SECTION 1.03. Consent to the Amendment of the Recapitalization Agreement. Each of the Company Shareholder, FS and Mr. Manoogian consents to Amendment No. 1 to the Recapitalization Agreement.

         SECTION 1.04. Effect of Amendment; Governing Law. Except as expressly amended hereby, the Agreement shall remain unchanged. The Agreement, as amended hereby shall remain in full force and effect. The validity, construction and effect of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

         SECTION 1.05. Defined Terms. Capitalized terms used herein but not defined herein shall have the terms ascribed to them in the Recapitalization Agreement.

         SECTION 1.06. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.






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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                            RIVERSIDE COMPANY LLC


                                            By:  /s/ David A. Stockman
                                                --------------------------------
                                                   Name:  David A. Stockman
                                                   Title: President


                                            MASCO CORPORATION


                                            By:  /s/ John R. Leekley
                                                --------------------------------
                                                   Name:  John R. Leekley
                                                   Title: Senior Vice President


                                            RICHARD A. MANOOGIAN

                                                /s/ Richard A. Manoogian
                                            ------------------------------------



                                            RICHARD AND JANE MANOOGIAN
                                            FOUNDATION


                                            By:  /s/ Richard A. Manoogian
                                                --------------------------------
                                                  Name:  Richard A. Manoogian
                                                  Title: President


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